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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934

                                December 17, 2001

                Date of Report (date of earliest event reported)

                                 SEQUENOM, INC.
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               (Exact name of Registrant as specified in charter)
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

                Delaware                              000-29101                          77-0365889
----------------------------------------- ---------------------------------- ------------------------------------
    (State or other jurisdiction of           (Commission File Number)         (I.R.S. Employer Identification
             incorporation)                                                                 No.)

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                             3595 John Hopkins Court
                           San Diego, California 92121
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (858) 202-9000




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          (Former name or former address, if changed since last report)





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

Item 5.  Other Events
         ------------

     On December 17, 2001, Sequenom, Inc., a Delaware corporation ("Sequenom"), filed a Complaint for Declaratory Judgement of Patent Non-Infringement and Invalidity against Myriad Genetics, Inc., a Delaware corporation, and Myriad Genetics Laboratories, a wholly owned subsidiary of Myriad Genetics, Inc. (collectively, "Myriad"), in the U.S. District Court for the Southern District of California.

     The Complaint was filed by Sequenom in response to letters received from Myriad and its attorneys, including a letter dated December 12, 2001, in which Myriad asserted its belief that Sequenom is engaging in activities that infringe Myriad's purported rights under U.S. Patent No. 5,869,242 entitled "MASS SPECTOMETRY TO ASSESS DNA SEQUENCE POLYMORPHISMS." Sequenom seeks entry of declaratory judgement by the U.S. District Court that Sequenom's actions, including the sale of its products, the provision of its services and its internal activities, do not infringe any claim of U.S. Patent No. 5,869,242 and/or that the claims under such patent are invalid for failing to satisfy one or more of the conditions of patentability set forth in 35 U.S.C. ss. 101, 102, 103 and 112.

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
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

Date:  December 20, 2001                             SEQUENOM, INC.

                                                     /s/ STEPHEN L. ZANIBONI
                                                     ------------------------------------------------------------
                                                     Stephen L. Zaniboni

                                                     Senior Vice President, Chief Financial Officer and Secretary
                                                     (Principal Accounting Officer and Officer duly authorized to sign this report on behalf of the registrant.)

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